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                                                           EXHIBIT 10.5

                                  ZIPLINK, INC.
                              900 CHELMSFORD STREET
                               TOWER 1, 5TH FLOOR
                                LOWELL, MA 01851

July 26, 2000

Mr. Henry M. Zachs
ZipLink, Inc.
40 Woodland Street
Hartford, CT 06105

Dear Henry:

         We refer to the Revolving Loan and Security Agreement, dated July 26, 2000, between Fleet National Bank (the "Bank") and Ziplink, Inc. (the "Company") respecting the terms of a Revolving Loan (the "Revolving Loan") to the Company, to be guaranteed by you personally (the "Guaranty") and with the Guaranty secured by your pledge to the Bank no less than 600,000 shares of Vodafone Airtouch PLC common stock (the "Pledge").

         In consideration for your entering into the Guaranty and Pledge and maintaining the Guaranty and Pledge during the term of the Revolving Loan, and for the related agreements set forth in this letter, the Company agrees to pay you the following compensation:

1. Interest on amounts borrowed of 4%, with such payments made monthly in arrears at the same time that interest is due to the Bank.

2. A structuring fee of $100,000.00, with such fee payable upon execution of the Revolving Loan and the Guaranty.

3. A drawdown fee of 5% on each drawdown by the Company on the Revolving Loan, with such fees payable at the time of each draw.

         You acknowledge that (a) the Bank and the Company plan to enter into an interest rate swap in connection with the Revolving Loan, and (b) from time to time during the term of the Revolving Loan and the Guaranty the Company may enter into capital leases to satisfy its equipment needs, including the potential sale and leaseback of current equipment.. You agree to consent to each such interest rate swap and additional line of credit, and to execute such amendments to the Guaranty, consents or other documents reasonably requested by the Company or the Bank to continue the Guaranty and Pledge in full force and effect following any such transaction or transactions.
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         Please indicate your acceptance of these terms by executing a copy of this letter and returning it to me.

                                Very truly yours,

                                ZIPLINK, INC.

                                By: /s/ Gary P. Strickland
                                    --------------------------------
                                Gary P. Strickland
                                Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Henry M. Zachs
--------------------------
Henry M. Zachs


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                                  ZIPLINK, INC
                              900 CHELMSFORD STREET
                              TOWER 1, FIFTH FLOOR
                                LOWELL, MA 01851

July 26, 2000

Mr. Henry Zachs
ZipLink, Inc.
40 Woodland Street
Hartford, CT 06105

Dear Henry:

         Reference is made to that certain Letter Agreement, dated as of the date hereof, between ZipLink, Inc. (the "Company") and you, regarding compensation to be paid to you in connection with your personal guaranty of the Company's Revolving Loan and Security Agreement, dated as of the date hereof, by and between the Company and Fleet National Bank (the "Agreement"), secured by your pledge of non-affiliated stock held by you personally.

         This letter is to confirm the Company's agreement with you that your prior approval is required for (i) each Company draw down under the Agreement and (ii) the grant by the Company of any additional collateral as security to secure the Company's borrowings under the Agreement.

         If the foregoing correctly sets forth our understanding of the terms of our agreement, please acknowledge your agreement by signing below.

                                                    Very truly yours,

                                                    ZIPLINK, INC.

                                                    By: /s/ Gary P. Strickland
                                                    ---------------------------
                                                    Gary P. Strickland
                                                    Chief Financial Officer

ACCEPTED AND AGREED:
/s/ Henry M. Zachs
--------------------------
Henry M. Zachs